Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 30, 2012, relating to the consolidated financial statements and financial statement schedule of Comstock Mining Inc. and subsidiaries appearing in the Annual Report on Form 10-K of Comstock Mining Inc. and subsidiaries for the year ended December 31, 2011 and incorporated by reference in the Prospectus included in Registration Statement No. 333-175006.

/s/ DELOITTE & TOUCHE LLP

Salt Lake City, Utah

November 13, 2012